Exhibit 10.1

WARRANT REPURCHASE AGREEMENT

This Warrant Repurchase Agreement (this “Agreement”) is made as of May 16, 2023, by and between Semler Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder of warrants to purchase shares of the Company’s capital stock (the “Warrantholder,” and together with the Company, the “Parties”).

WHEREAS, the Warrantholder had purchased warrants (each a “Warrant” and together the “Warrants”) from the Company and the Company had issued Warrants to acquire (i) 16,875 shares of Company Common Stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $4.00 per share, which expire on July 31, 2023, and (ii) 60,000 shares of Company Common Stock at an exercise price of $4.50 per share, which expire on July 31, 2023, which together represent an aggregate of 76,875 shares of Company Common Stock, as set forth in greater detail on Schedule A at such exercise prices per share of Common Stock as listed on Schedule A; and

WHEREAS, the Warrantholder wishes to sell to the Company and the Company wishes to purchase from the Warrantholder certain of the Warrants, as indicated on Schedule A hereto on the terms set forth herein, such repurchased Warrants, are henceforth referred to as the “Repurchase Warrants.”

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  Sale and Purchase of Repurchase Warrants. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below), the Warrantholder hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Warrantholder, the Repurchase Warrants. The Company and the Warrantholder hereby irrevocably acknowledge and agree that, upon the sale of the Repurchase Warrants, the Warrantholder shall be entitled to receive an amount equal to the excess of the aggregate fair market value of the Repurchase Warrants over the aggregate exercise price of the Repurchase Warrants (such payments collectively, the “Purchase Price”), as specified on Schedule A hereto, subject to the Company’s collection of all applicable withholding taxes, if applicable.

2.                  Closing Date. The closing of the sale and purchase of the Warrants under this Agreement (the “Closing”) shall take place at such place and time as the Company and the Warrantholder may mutually agree as long as such date is prior to the expiration of the Repurchase Warrants (such date is hereinafter referred to as the “Closing Date”).

3.                  Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Warrantholder the Purchase Price by wire of immediately available funds to the Warrantholder and the Warrantholder shall deliver the originally executed Warrants duly endorsed for transfer. Upon payment of the Purchase Price, the Repurchase Warrants, without further action by the Company or by the Warrantholder, shall be cancelled, terminated in full and rendered null and void and provide no further rights to acquire shares of the Company’s Common Stock.

4.                  Further Representations and Warranties. The Warrantholder hereby further represents and warrants as follows:

(a)               The Warrantholder is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b)               The Warrantholder has full right, power and authority to sign this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Warrantholder and constitutes the valid and legally binding obligation of the Warrantholder enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. All consents, judgments, authorizations and orders necessary for the execution and delivery by the Warrantholder of this Agreement have been obtained, and the Warrantholder need not give any notice to, make any filing with, or obtain any consent, judgment or approval of any governmental authority or any other person in order to consummate the transactions contemplated by this Agreement.

(c)               The execution and delivery of this Agreement by the Warrantholder does not, the consummation of the transactions contemplated by this Agreement will not, and the performance of this Agreement by the Warrantholder will not conflict with or violate any law, judgment, proceeding or other restriction of any governmental authority or court applicable to the Warrantholder or by which the Warrantholder or any of the Warrantholder’s properties or assets is or may be bound or affected, or Warrantholder’s organizational documents.

(d)               The Warrantholder has good and marketable title to the Warrants, free and clear of all encumbrances, and the transactions contemplated by this Agreement will not result in the imposition of any encumbrances or other obligations, such Warrants are not subject to any adverse claim, and such Warrants are not subject to any claims for brokerage commissions, finders’ fees or similar compensation, or any community property rights.

(e)               At the Closing, all of the Warrantholder’s right, title and interest in and to the Repurchase Warrants shall terminate and the Warrantholder thereafter relinquishes and waives any and all rights and benefits it previously had with respect to the Repurchase Warrants, except for the right to receive the Purchase Price for the Repurchase Warrants in accordance with the terms of this Agreement.

(f)                The Warrantholder acknowledges and agrees that the Warrantholder is delivering this Agreement in the Warrantholder’s own free will and not under any duress or undue influence and that the Warrantholder has had a reasonable opportunity to ask all reasonable questions and receive all answers from the Company concerning the terms and conditions of this Agreement as the Warrantholder has requested.

5.                  Tax Treatment. The Warrantholder hereby acknowledges that no representations have been made with respect to the tax treatment of any consideration that may be received pursuant to the terms of this Agreement. The Warrantholder acknowledges and agrees that any taxes that may be owed by the Warrantholder with respect to such consideration, including but not limited to any taxes, interest or penalties that may be owed pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, shall be the sole responsibility of the Warrantholder.

6.                  Additional Documents. The Warrantholder hereby agrees that he, she or it will, upon request of the Company, execute and deliver any additional documents reasonably appropriate or necessary in connection with the transactions contemplated by this Agreement.

7.                  Governing Law; Jurisdiction. This Agreement, the rights of the parties hereunder and all actions arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of the U.S. District Court located in the State of Delaware and the state courts of the State of Delaware for the purpose of any action among any of the parties relating to or arising in whole or in part under or in connection with this Agreement, (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other action in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) agrees not to commence any such action other than before one of the above-named courts.

8.                  Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

9.                  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each Party intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

10.              Specific Performance. Notwithstanding anything in this Agreement to the contrary, the parties agree that irreparable damage could occur in the event that any of the obligations, undertakings, covenants or agreements contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without any bond or other security being required, and to enforce specifically the terms and provisions of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy, this being in addition to any other remedy to which the parties are entitled at law or in equity.

11.              Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. This Agreement may not be amended except by an instrument in writing signed by the Warrantholder and the Company.

12.              Counterparts and Facsimile Transmission. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the latest date specified below.

SEMLER SCIENTIFIC, INC.

By:	/s/ Andrew Weinstein
Name:	Andrew B. Weinstein
Title:	Senior Vice President
Date:	May 16, 2023

WARRANTHOLDER Murphy-Chutorian Family Trust U/D/T dated January 13,1997
		By:	/s/ Douglas Murphy-Chutorian, M.D.
		Name:	Douglas Murphy-Chutorian, M.D.
		Title:	Trustee
		Date:	May 16, 2023

Schedule A

Issuance & Expiration Dates	Underlying Common Stock	Exercise Price	Aggregate Fair Market Value		Aggregate Exercise Price	Aggregate Repurchase Price
6/7/12 – 7/31/23	16,875	$4.00	$501,862.50	67,500.00	$67,500.00	$434,362.50
7/31/13 – 7/31/23	60,000	$4.50	$1,784,400.00	270,000.00	$270,000.00	$1,514,400.00
Total Repurchased	76,875			337,500.00	$337,500.00	$1,948,762.50
Total Purchase Price						$1,948,762.50

Note: The Aggregate Fair Market Value of each Warrant is calculated as the product of the Underlying Common Stock and $29.74 (the last reported sale price of the Company’s Common Stock on the Nasdaq Capital Market on May 16, 2023).